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            Exhibit 11 - Statement Re:  Computation of Basic and Diluted
                        Earnings Per Share (Unaudited)

                                 					   	    Three Months Ended March 31,
                                        							 1998           	1997
BASIC EARNINGS PER SHARE

	Net Income					                              	 $  6,158	       $  5,224
                                                ========        ========
	Weighted average number of
	  shares outstanding		                     			   13,105		        12,983
                                                ========        ========

Basic earnings per share		                  			 $    .47     	  $    .40
                                                ========        ========


DILUTED EARNINGS PER SHARE

	Weighted average number of
	shares outstanding			                   	    	   13,105		        12,983

	Net effect of dilutive stock options,
   based on the treasury stock method                 12    	         15
                                               _________       _________

Total diluted shares used in computation	         13,117           12,998
                                               =========       ==========

Diluted earnings per share					                $     .47       $      .40
                                               =========       ==========

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